EXHIBIT 10.6
                                  AMENDMENT TO
                      NOTICE OF RESTRICTED STOCK UNIT AWARD

                            BUFFALO WILD WINGS, INC.
                           2003 EQUITY INCENTIVE PLAN


         This Amendment to a Notice of Restricted Stock Unit Award dated (the "Notice") by and between Buffalo Wild Wings, Inc., a Minnesota corporation (the "Company"), and _______________ ("Participant") is effective as of _______________, 2008 (the "Effective Date").

         A. As a key employee or officer of the Company or a Subsidiary of the Company, Participant previously received a restricted stock unit award (the "Award") pursuant to the Company's 2003 Equity Incentive Plan (As Amended and Restated May 15, 2008) (the "Plan"), on the terms and conditions set forth in the Notice and the Plan.

         B. The Company wishes to amend the Notice to specify the effect that a Change in Control of the Company will have on the Award.

         The Notice is hereby amended as of the Effective Date as follows:

1.       Subparagraph 2.a. of the Notice is amended to read as follows:

                  "a. General. The restricted stock units subject to this Award shall remain forfeitable until the date the risks of forfeiture lapse with respect to a percentage of such units (the "Vesting Date"). Except as otherwise provided in subparagraphs 2.b. and 2.c., a Vesting Date shall be the last day of any fiscal year during the term of the Award in which the Company achieves its Annual Earnings Target (as defined herein). If, for any fiscal year ending on a Vesting Date, the Company achieves 95% of the earnings target as established by the Board of Directors for such fiscal year (each an "Annual Earnings Target"), the risks of forfeiture relating to 33-1/3% of the restricted stock units specified in Paragraph 1 shall lapse. The risks of forfeiture relating to the remaining restricted stock units shall continue to lapse in this manner until the risks of forfeiture relating to 100% of the restricted stock units specified in Paragraph 1 have lapsed, or until the expiration of this Award."

2.       Subparagraph 2.b. of the Notice is amended to read as follows:

                  "b. Termination of Employment. Except as provided in the following sentence and in subparagraph 2.c., if the Participant's employment with the Company and all its Subsidiaries ceases at any time during the term of the Award, this Award shall also terminate and all restricted stock units subject to this Award that remain subject to risks of forfeiture shall be forfeited by Participant. If, however, the Participant's employment with the Company and all of its Subsidiaries ceases due to death or Disability (as defined in Paragraph 5), then a portion of the restricted stock units subject to this Award shall immediately vest. That portion shall be equal to the number of restricted stock units subject to this Award that would vest as of the end of the fiscal year in which Participant's employment ended if the Company were to achieve the Annual Earnings Target for that fiscal year. It is understood that if the Participant's employment ceases for any reason during the period between a Vesting Date and the date shares of Stock are to be issued in settlement of restricted stock units that vested as of that most recent Vesting Date (including any delay in issuance resulting from the application of Section 17(f) of the Plan), then such Participant shall not forfeit any such restricted stock units.


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3.       A new subparagraph 2.c. is added to the Notice to read as follows:

                  "c. Change in Control. If a Change in Control (as defined in
         Section 12(c) of the Plan) occurs and the Participant holds restricted stock units subject to this Notice at the time, then one of the following shall occur:

                           (1) If, pending the Change in Control, the Administrator determines that this Award will not continue after the Change in Control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of this Award with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the Award at the time of the Change in Control, then a portion of the restricted stock units subject to this Award shall vest and be settled immediately prior to the consummation of the Change in Control. That portion shall be equal to the number of restricted stock units subject to this Award that would vest as of the end of the fiscal year in which the Change in Control occurred if the Company were to achieve the Annual Earnings Target for that fiscal year.

                           (2) If, in connection with the Change in Control, subparagraph 2.c.(1) is not applicable and this Notice is continued, assumed or replaced in the manner described in subparagraph 2.c.(1), and if within one year after that Change in Control the Participant's employment with the Company and all of its Subsidiaries (or with any successor entity) is terminated by the employer for reasons other than Cause (as defined in Paragraph 5), or is terminated by the Participant for Good Reason (as defined in Paragraph 5), then a portion of the restricted stock units subject to this Award shall immediately vest. That portion shall be equal to the number of Units subject to this Award that would vest as of the end of the fiscal year in which the Participant's employment ended if the Company were to achieve the Annual Earnings Target for that fiscal year."

4.       Paragraph 3 of the Notice is amended to read as follows:

                  "3. Issuance of Shares. As soon as practicable after any Vesting Date, but in no event later than March 15 of the year following the calendar year in which the Vesting Date occurs, the Company shall cause to be issued a stock certificate representing that number of shares of Stock which is equivalent to the percentage of restricted stock units for which the risks of forfeiture have lapsed, less any shares withheld for payment of taxes as provided in Paragraph 4(e) below, and shall deliver such certificate to Participant. Until the issuance of such shares, Participant shall not be entitled to vote the shares of Stock represented by such restricted stock units, shall not be entitled to receive dividends attributable to such shares of Stock, and shall not have any other rights as a shareholder with respect to such shares.


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5.       A new Paragraph 5 is added to the Notice to read as follows:

                  "5. Definitions. The following terms used in this Notice will have the meanings indicated:

                      a. "Cause" means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means:

                         (1) Participant's commission of any act constituting a felony, or Participant's conviction or guilty or no contest plea to any criminal misdemeanor or more serious act;

                         (2) gross misconduct or any act of fraud, disloyalty or dishonesty by Participant related to or connected with Participant's employment by the Company or otherwise likely to cause material harm to the Company or its reputation;

                         (3) a material violation by Participant of the Company's policies or codes of conduct; or

                         (4) the willful or material breach by Participant of any agreement between the Participant and the Company.

                      b. "Disability" means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of Participant's position of employment or any substantially similar position of employment.

                      c. "Good Reason" means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means any of the following conditions arising without the consent of Participant, provided that Participant has first given written notice to the Company of the existence of the condition within 90 days of its first occurrence, and the Company has failed to remedy the condition within 30 days thereafter:

                         (1) a material diminution in the Participant's base salary;

                         (2) a material diminution in the Participant's authority, duties, or responsibilities;

                         (3) relocation of Participant's principal office more than 50 miles from its current location; or


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                         (4) any other action or inaction that constitutes a
         material breach by the Company of any terms or conditions of any agreement between the Company and the participant, which breach has not been caused by Participant."


                              BUFFALO WILD WINGS, INC.



                              By:
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                                  Its:
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